Exhibit 99.1

Trio-Tech Reports Third Quarter Results

    Van Nuys, CA -- May 14, 2009 -- Trio-Tech International (NYSE Amex:TRT) today announced financial results for the third quarter and first nine months of fiscal 2009.

Third Quarter Results

    For the three months ended March 31, 2009, total revenue decreased to $3,578,000 compared to $8,455,000 for the third quarter of fiscal 2008.  The net loss for this year's third quarter was $162,000, or $0.05 per share, which included a non-cash impairment loss of $95,000 related to the impairment of certain testing equipment in the company's operation in Malaysia.  This compares to a net loss for the three months ended March 31, 2008 of $1,411,000, or $0.44 per share, which included an impairment loss of $441,000 primarily related to the phase-out of a semiconductor burn-in program for a customer and non-cash, stock-related compensation expense of $32,000.

    At March 31, 2009, cash and cash equivalents were $12,022,000 ($3.73 per outstanding share), working capital was $12,729,000, and shareholders' equity was $19,914,000 ($6.17 per outstanding share).

    "As has been the case throughout this fiscal year, Trio-Tech's financial performance for the third quarter was driven by the severely depressed conditions in the global semiconductor and electronics industries.  We have responded with alacrity by dramatically reducing costs throughout our organization and husbanding our financial resources, while continuing to provide the first-class service and support our customers have come to expect from Trio-Tech," said  Chief Executive Officer S.W. Yong.

    Revenue from the Company's products sales for the third quarter of fiscal 2009 decreased to $1,722,000 compared to $4,482,000 for the third quarter of fiscal 2008.  Third quarter product sales gross margin increased to 25.9% from 5.2% for the same period last year, reflecting an improved product mix and reduced raw material expenses.

    Revenue from testing services for the third quarter of fiscal 2009 decreased to $1,856,000 compared to $3,973,000 for the third quarter of fiscal 2008.  Third quarter gross margin in testing decreased to 18.0% from 29.6% for the same period last year, primarily reflecting lower volume and prices and capacity utilization.

    General and administrative expenses for this year's third quarter decreased by 46.8% to $1,103,000 compared to $2,075,000 the third quarter of fiscal 2008, the result of personnel and other payroll reductions, and reductions in officer and executive compensation.
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Trio-Tech Reports Third Quarter Results
May 14, 2009
Page Two

Nine Months Results

Total revenue for the nine months ended March 31, 2009, was $15,370,000 compared to $33,376,000 for the first nine months of fiscal 2008.  The net loss for this year's first nine months was $1,307,000, or $0.41 per share, which reflects an aggregate non-cash impairment loss of $615,000, composed of charges for the impairment of assets in the Malaysian facilities and a $520,000 charge for the impairment of certain fixed assets located in the Company's Suzhou and Shanghai, China facilities.  This compares to a net loss for the first nine months of fiscal 2008 of $495,000, or $0.15 per share, which included an aggregate non-cash impairment loss of $457,000.  Overall gross margin for the first nine months of fiscal 2009 was 21.9% of sales, compared to 22.9% of sales in the first nine months of fiscal 2008.

Revenue from the Company's product sales for the first nine months of fiscal 2009 decreased to $7,688,000 compared to $18,190,000 for the first nine months of fiscal 2008.  Product sales gross margin for the first nine months improved to 19.2%, compared to 13.6% for in the same period of fiscal 2008, reflecting an improved product mix and reductions in raw material expenses.

Testing segment revenue for the first nine months of fiscal 2009 decreased to $7,682,000 compared to $15,186,000 for the first nine months of fiscal 2008.  Testing sales gross margin for the first nine months decreased to 24.6% from 34.1% in the same period of fiscal 2008, reflecting lower volume and prices and absorption of fixed capacity.

General and administrative expenses for the first nine months of fiscal 2009 decreased to $4,442,000 compared to $6,144,000 the first nine months of fiscal 2008, reflecting personnel and overhead expense reductions.

About Trio-Tech

Founded in 1958, Trio-Tech International provides third-party semiconductor testing and burn-in services primarily through its laboratories in Southeast Asia.  Headquartered in Van Nuys, California, the Company also designs, manufactures and markets equipment and systems used in the testing and production of semiconductors, and distributes semiconductor processing and testing equipment manufactured by others.  For further information or to request quotations for any of Trio-Tech's complete line of semiconductor test equipment, please visit the Company's Web site at www.triotech.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following:  the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.  Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Revenue
Products	$1,722	$4,482	$7,688	$18,190
Services	1,856	3,973	7,682	15,186
	3,578	8,455	15,370	33,376
Cost of Sales
Cost of products sold	1,316	4,248	6,213	15,716
Cost of services rendered	1,521	2,798	5,793	10,014
	2,837	7,046	12,006	25,730

Gross Margin	741	1,409	3,364	7,646

Operating Expenses
General and administrative	1,103	2,075	4,442	6,144
Selling	73	189	279	466
Research and development	10	7	30	45
Impairment loss	95	441	615	457
Loss on disposal of property, plant & equipment	16	11	(138)	11
Total operating expenses	1,297	2,723	5,228	7,123

Loss (Income) from Operations	(556)	(1,314)	(1,864)	523

Other Income (Expense)
Interest expense	(25)	(93)	(129)	(257)
Other income(expenses)	181	(33)	751	(224)
Total other income (expense)	156	(126)	622	(481)

Loss (Income) Before Income Taxes	(400)	(1,440)	(1,242)	42

Income Tax Provision (Benefit)	(139)	(46)	(103)	268

Loss Before Minority Interest	(261)	(1,394)	(1,139)	(226)

Minority interest	(99)	17	168	269

Net Loss Attributable to Common Shares	$(162)	$(1,411)	$(1,307)	$(495)

LOSS PER SHARE:
Basic loss per share	$(0.05)	$(0.44)	$(0.41)	$(0.15)
Diluted loss per share	$(0.05)	$(0.44)	$(0.41)	$(0.15)

Weighted Average Shares Outstanding:
Basic	3,227	3,226	3,227	3,226
Diluted	3,227	3,210	3,227	3,253

Comprehensive Income (Loss):
Net loss	$(162)	$(1,411)	$(1,307)	$(495)
Foreign currency translation adjustment	(546)	758	(1,224)	1,676

Comprehensive Loss (Income)	$(708)	$(653)	$(2,531)	$1,181

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	March 31,	June 30,
	2009	2008
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash	$6,692	$6,600
Short-term deposits	5,330	7,746
Trade accounts receivable, net	3,501	5,702
Inventories, net	1,325	2,449
Prepaid expenses and other current assets	496	934
Total current assets	17,344	23,431
INVESTMENT IN CHINA	3,015	2,267
PROPERTY, PLANT AND EQUIPMENT, Net	6,353	8,136
OTHER INTANGIBLE ASSETS, Net	25	112
OTHER ASSETS	1,100	813
TOTAL ASSETS	$27,837	$34,759

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$615	$2,586
Accrued expenses	1,913	3,036
Income taxes payable	270	397
Current portion of notes payable	1,742	1,403
Current portion of capital leases	75	106
Total current liabilities	4,615	7,528

NOTES PAYABLE, net of current portion	--	1,620
CAPITAL LEASES, net of current portion	69	143
DEFERRED TAX LIABILITIES	426	510
OTHER LIABILITIES	9	9
TOTAL LIABILITIES	5,119	9,810
MINORITY INTEREST	2,804	2,808
SHAREHOLDERS' EQUITY:
Common stock; no par value, 15,000,000 shares authorized; 3,227,430 and 3,226,430 shares issued and outstanding as of March 31, 2009 and June 30, 2008, respectively	10,365	10,362
Paid-in capital	1,229	928
Retained earnings	7,518	8.825
Accumulated other comprehensive income	802	2,026
Total shareholders' equity	19,914	22,141
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$27,837	$34,759